Exhibit 99.1

Bottomline Technologies Reports Third Quarter Results

Growth in Subscriptions & Transactions Revenues and Cloud Acquisition Highlight Third Quarter

PORTSMOUTH, N.H. – May 7, 2012 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based payment, invoice and banking solutions, today reported financial results for the third quarter ended March 31, 2012.

Revenues for the third quarter were $55.3 million, an increase of $6.5 million, or 13%, from the third quarter of last year. Subscriptions and transactions revenue increased 51% from the third quarter of last year to $20.4 million.

Gross margin for the third quarter was $29.1 million, an increase of $3.5 million from the third quarter of last year. Net loss for the third quarter was $1.3 million, or net loss per share of $0.04.

Core net income for the third quarter was $7.3 million. Core net income excludes acquisition-related expenses, including amortization of intangible assets, of $4.4 million, restructuring expenses of $0.5 million and equity-based compensation of $3.7 million. Core earnings per share was $0.21.

“We advanced the business strategically and executed operationally during the quarter,” said Rob Eberle, President and CEO of Bottomline Technologies. “Our focus on recurring revenue was evidenced by 51% growth in subscription and transaction revenues. The quarter was highlighted by the acquisition of Intuit’s cloud-based commercial banking business, which accelerates our entry into new adjacent markets and the transition of our banking offerings to cloud-based delivery and revenue models. With this acquisition, we are increasing our focus and investment in innovative cloud-based solutions which provide exceptional value to our customers and compelling economics for Bottomline. Our expanding cloud-based solution set leaves us well positioned to drive long term growth and margin expansion.”

Revenues for the nine months ended March 31, 2012 increased 21% to $162.9 million as compared with $135.1 million in the same period last year. Net income for the nine months ended March 31, 2012 was $2.9 million, or net income per share of $0.08.

Core net income for the nine months ended March 31, 2012 was $25.7 million after excluding acquisition-related expenses of $12.1 million, restructuring expenses of $0.6 million and equity-based compensation of $10.3 million. Core earnings per share was $0.73 for the nine months ended March 31, 2012.

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Third Quarter Customer Highlights

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Chosen by and expanded relationships with eight leading insurance companies and corporations, including Macerich, Terra Insurance Company, Century-National Insurance, National American Insurance Company, Sentry Insurance, West Bend Mutual Insurance, New Jersey Manufacturers Insurance and Infinity Insurance to provide Bottomline’s SaaS-based technology to automate, manage and control their legal spend.

•

Leading organizations, including 1-800-Flowers.com, Aldermore Bank PLC, allpay Limited, Barclays Bank PLC, Cigna, Compuware Corporation, Duncan Lawrie Limited, Northern and Shell Media Publications, First Internet Bank of Indiana, GMAC Insurance, Herbalife International of America, ING North America Insurance Corporation, ITV PLC, Marriott International, Philadelphia Insurance Companies, Procter & Gamble, Raytheon, Roma Bank, SuperValu, Thames Water Utilities Limited, TJX Companies and Tower Group, chose Bottomline’s payment automation solutions.

•

Selected for SWIFT connectivity and expertise by leading organizations, including E D & F MAN GROUP, Friends Life Limited, Kraft Foods European Business Services Centre, National Grid USA Service Company and Nomura International Plc.

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Deepened relationships in the healthcare vertical with customers including Bon Secours Health System, JFK Health System, Johnson & Johnson, Kingsbrook Jewish Medical Center, Mon-Vale Health Resources, NorthBay Healthcare, Summa Health System Hospitals, Sutter Health, University of Pittsburgh Medical Center and West Virginia University Hospitals.

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Selected by Avery Dennison, Cargill, Cascade Corporation, Crane Co., Gildan Activewear, Hays Specialist Recruitment, Leroy-Somer, Motorola Solutions, Ogilvy CommonHealth, Scholastic, Teichert, Trek Bicycle Corporation and Visteon Corporation to provide transaction document automation solutions.

Third Quarter Strategic Corporate Highlights

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Formed a strategic partnership with Intuit to deliver innovative products and services for businesses to the banking and financial services industry. In connection with the partnership, Bottomline acquired the commercial banking business from Intuit’s Financial Services segment. The transaction allows Bottomline to enter new markets and accelerate the transition of its commercial banking solution set to the cloud.

•	Recognized as a ‘World’s Best Treasury & Cash Management Provider’ by Global Finance for the third consecutive year.

•	Honored by the Institute of Customer Service as the ‘2012 Quality Service Provider of the Year’.

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Bottomline has presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, the financial results presented in accordance with GAAP. Core net income and core earnings per share are non-GAAP financial measures. The non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition-related expenses (including acquisition-related earn-outs) and restructuring related costs. Acquisition-related expenses include legal and professional fees and other transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including transition service agreement costs, and other charges incurred as a direct result of our acquisition and integration efforts. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Bottomline’s executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets, and in communications with the board of directors in respect of financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the three and nine month periods ended March 31, 2012 and 2011 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	(in thousands)		(in thousands)
	2012	2011	2012	2011
GAAP net (loss) income	$(1,332)	$1,095	$2,873	$5,835
Amortization of intangible assets	3,734	2,786	11,051	8,572
Equity-based compensation	3,719	3,344	10,257	8,766
Acquisition-related expenses	706	822	1,007	1,572
Restructuring expenses	509	693	560	753

Core net income	$7,336	$8,740	$25,748	$25,498

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About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides cloud-based payment, invoice and banking solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust Bottomline to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will”, “believes,” “plans,” “anticipates,” “expects,” “look forward”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ financial results, refer to the Company’s Form 10-K for the fiscal year ended June 30, 2011 and any subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Kevin Donovan

Bottomline Technologies

603-501-5240

kdonovan@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
Revenues:
Subscriptions and transactions	$20,374	$13,486
Software licenses	4,158	4,060
Service and maintenance	28,876	29,120
Equipment and supplies	1,908	2,145

Total revenues	55,316	48,811

Cost of revenues:
Subscriptions and transactions	10,755	7,668
Software licenses	656	444
Service and maintenance	13,264	13,416
Equipment and supplies	1,514	1,665

Total cost of revenues	26,189	23,193

Gross profit	29,127	25,618

Operating expenses:
Sales and marketing	12,352	10,441
Product development and engineering	7,496	6,167
General and administrative	5,660	5,127
Amortization of intangible assets	3,734	2,786

Total operating expenses	29,242	24,521

Income (loss) from operations	(115)	1,097

Other income, net	119	134

Income before income taxes	4	1,231
Provision for income taxes	1,336	136

Net income (loss)	$(1,332)	$1,095

Basic net income (loss) per share attributable to common stockholders	$(0.04)	$0.03

Diluted net income (loss) per share attributable to common stockholders	$(0.04)	$0.03

Shares used in computing basic net income (loss) per share:	34,460	32,017
Shares used in computing diluted net income (loss) per share:	34,460	34,142

Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses and stock compensation expense):(1)
Net income	$7,336	$8,740

Diluted net income per share(2)	$0.21	$0.26

(1)

Core net income excludes charges for amortization of intangible assets of $3,734 and $2,786, acquisition-related expenses of $706 and $822, restructuring expenses of $509 and $693 and equity-based compensation of $3,719 and $3,344, for the three months ended March 31, 2012 and 2011, respectively.

(2)	Shares used in diluted core net income per share were 35,607 and 34,142 for the three months ended March 31, 2012 and 2011, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Nine Months Ended March 31,
	2012	2011
Revenues:
Subscriptions and transactions	$57,022	$38,051
Software licenses	12,593	11,702
Service and maintenance	87,392	79,124
Equipment and supplies	5,879	6,255

Total revenues	162,886	135,132

Cost of revenues:
Subscriptions and transactions	29,055	20,789
Software licenses	1,620	873
Service and maintenance	38,663	34,249
Equipment and supplies	4,650	4,820

Total cost of revenues	73,988	60,731

Gross profit	88,898	74,401

Operating expenses:
Sales and marketing	35,024	28,251
Product development and engineering	19,360	16,655
General and administrative	15,505	14,408
Amortization of intangible assets	11,051	8,572

Total operating expenses	80,940	67,886

Income from operations	7,958	6,515

Other income, net	34	448

Income before income taxes	7,992	6,963
Provision for income taxes (1)	5,119	1,128

Net income	$2,873	$5,835

Basic net income per share attributable to common stockholders	$0.08	$0.19

Diluted net income per share attributable to common stockholders	$0.08	$0.18

Shares used in computing basic net income per share:	34,110	31,367
Shares used in computing diluted net income per share:	35,179	33,127

Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses and stock compensation expense):(2)
Net income	$25,748	$25,498

Diluted net income per share	$0.73	$0.77

(1)	The income tax benefit for the nine months ended March 31, 2011 includes a discrete tax benefit of $937.
(2)

Core net income excludes charges for amortization of intangible assets of $11,051 and $8,572, acquisition-related expenses of $1,007 and $1,572, restructuring expenses of $560 and $753 and equity-based compensation of $10,257 and $8,766, for the nine months ended March 31, 2012 and 2011, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2012	June 30, 2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$118,334	$112,017
Accounts receivable	46,193	41,535
Other current assets	15,036	15,308

Total current assets	179,563	168,860

Property and equipment, net	17,675	16,098
Intangible assets, net	184,426	173,073
Other assets	6,341	5,303

Total assets	$388,005	$363,334

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,093	$8,971
Accrued expenses	12,553	18,706
Deferred revenue	40,360	40,510

Total current liabilities	61,006	68,187

Deferred revenue, non-current	8,583	5,438
Deferred income taxes	1,959	2,208
Other liabilities	2,209	1,827

Total liabilities	73,757	77,660

Stockholders’ equity
Common stock	36	35
Additional paid-in-capital	433,859	408,375
Accumulated other comprehensive loss	(5,300)	(4,524)
Treasury stock	(19,787)	(20,779)
Accumulated deficit	(94,560)	(97,433)

Total stockholders’ equity	314,248	285,674

Total liabilities and stockholders’ equity	$388,005	$363,334